SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Form, Schedule or Registration Statement No.:

                  2) Amount Previously Paid:

                  3) Filing Party:

                  4) Date Filed:





--------------------------------------------------------------------------------
                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                      AZL(R) COLUMBIA SMALL CAP VALUE FUND
             ( FORMERLY AZL(R) DREYFUS PREMIER SMALL CAP VALUE FUND)

                             5701 GOLDEN HILLS DRIVE
                        MINNEAPOLIS, MINNESOTA 55416-1297

November 12, 2008

DEAR CONTRACT OWNER:

Effective September 22, 2008, the Board of Trustees of the Allianz Variable Insurance Products Trust (the "Trust") replaced The Dreyfus Corporation ("Dreyfus") as subadviser to the AZL Dreyfus Premier Small Cap Value Fund (the "Fund") with Columbia Management Advisors, LLC ("Columbia") as the new subadviser. Effective September 22, 2008, the Fund was renamed "AZL Columbia Small Cap Value Fund." The Board of Trustees took this action upon the recommendation of Allianz Investment Management LLC, the Fund's investment adviser (the "Manager"). The Manager's recommendation was based on several factors, including:

             o   Prior performance of the Fund;
             o Prior performance of Columbia's portfolio management team in managing a fund that is substantially similar to the Fund;
             o The experience of Columbia's portfolio management team; and
             o   The new subadvisory fee schedule.

The Board of Trustees took this action pursuant to an exemptive order received by the Trust and the Manager from the U.S. Securities and Exchange Commission that permits the Board of Trustees generally to approve a change in the Fund's subadviser, upon recommendation of the Manager, without shareholder approval (the "Order").

As the owner of a variable annuity contract or a variable life insurance policy issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York, you are an indirect participant in the Fund. Accordingly, we are providing you with the attached information statement to inform you of these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             Sincerely,





                             /s/ Jeffrey Kletti
                             Jeffrey Kletti
                             President

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                      AZL(R) COLUMBIA SMALL CAP VALUE FUND
             ( FORMERLY AZL(R) DREYFUS PREMIER SMALL CAP VALUE FUND)
                             5701 GOLDEN HILLS DRIVE
                        MINNEAPOLIS, MINNESOTA 55416-1297

                                NOVEMBER 12, 2008

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------
INTRODUCTION

This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.

At a telephonic meeting held on June 5, 2008, and at an "in person" meeting held on June 11, 2008, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment adviser to the AZL Dreyfus Premier Small Cap Value Fund (the "Fund"), to (a) approve an amended and restated subadvisory agreement (the "Columbia Agreement") between the Manager and Columbia Management Advisors, LLC ("Columbia") whereby Columbia would replace The Dreyfus Corporation ("Dreyfus") as subadviser to the Fund; and (b) change the name of the Fund to "AZL Columbia Small Cap Value Fund." At the June 11 meeting, the Board voted unanimously to approve the Columbia Agreement, which became effective September 17, 2008. At the meeting, the Board reviewed materials furnished by the Manager pertaining to Columbia and the Columbia Agreement. Columbia began serving as the Fund's subadviser on September 22, 2008.

The Board approved the Columbia Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on September 19, 2008. This information statement describes the circumstances surrounding the Board's approval of the Columbia Agreement and provides you with an overview of the terms of the Columbia Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")

The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 36 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

The Trustees have authorized the Fund to issue both Class 1 and Class 2 shares of the Fund. However, only Class 2 shares, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, have been offered since the Fund's inception. Class 2 shares of the Fund are available for certain variable annuity contracts or variable life insurance policies that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz FOF Trust") is permitted to invest in shares of the Fund according the principal investment strategies of each of its series.

Both the Trust and the Allianz FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR

Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Fund's distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2007, the Fund paid ALFS and the Fund's previous distributor, BISYS LP, an aggregate of $393,382 in 12b-1 fees.

Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to a portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $75.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2007, the Fund paid the Manager administrative and compliance service fees of $2,680.

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")

Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), the Manager serves as the Trust's investment manager. Pursuant to a subadvisory agreement dated May 1, 2007, between the Manager and Dreyfus, Dreyfus served as the Fund's subadviser until Columbia began serving as the Fund's subadviser on September 22, 2008. The Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement and the subadvisory agreement between the Manager and Dreyfus. Subsequent to the approval by the initial sole shareholder, neither the Investment Management Agreement nor the subadvisory agreement between the Manager and Dreyfus has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays a fee of 0.90% of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into an agreement (the "Expense Limitation Agreement"), with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund, as a percentage of average daily net assets, to 1.35% for Class 2 shares.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER
REPLACEMENT OF DREYFUS WITH COLUMBIA

At a telephonic Board of Trustees meeting held June 5, 2008, and at an "in-person" Board of Trustees meeting held June 11, 2008, the Board of Trustees of the Trust considered a recommendation by the Manager to (a) approve an amended and restated subadvisory agreement (the "Columbia Agreement") between the Manager and Columbia whereby Columbia would replace Dreyfus as subadviser to the Fund; and (b) change the name of the Fund to "AZL Columbia Small Cap Value Fund." At the in-person meeting held June 11, 2008, the Board voted unanimously to approve the Columbia Agreement and the new name of the Fund, at an effective date to be selected by officers of the Trust. At such meetings, the Trustees reviewed materials furnished by the Manager pertaining to Columbia.

COLUMBIA MANAGEMENT ADVISORS, LLC ("COLUMBIA") located at 100 Federal Street, Boston, Massachusetts 02110, is the Fund's Subadviser. At June 30, 2008, Columbia had assets under management of $390.7 billion. Columbia is an SEC-registered investment adviser and wholly-owned subsidiary of Columbia Management Group, LLC ("CMG"), which is an indirect, wholly-owned subsidiary of Bank of America Corporation. Its management experience covers all major asset classes, including equity securities, fixed income securities and money market instruments. In addition to serving as investment manager for mutual funds, Columbia acts as an investment manager for individuals, corporations, retirement plans, private investment companies and financial intermediaries.

The names and principal occupations of the directors and principal executive officers of Columbia are set forth in the following table. The address of each such individual is 100 Federal Street, Boston, Massachusetts 02110, which is also the mailing address of Columbia.

--------------------------------------------------------------------------------
NAME                           DIRECTOR / PRINCIPAL OCCUPATION
------------------------------ -------------------------------------------------
------------------------------ -------------------------------------------------
Michael A. Jones               Chairman, President, Chief Executive Officer
------------------------------ -------------------------------------------------
------------------------------ -------------------------------------------------
Colin Moore                    Manager, Managing Director, Chief Investment
                               Officer
------------------------------ -------------------------------------------------
------------------------------ -------------------------------------------------
Christopher L. Wilson          Manager, Managing Driector
------------------------------ -------------------------------------------------
------------------------------ -------------------------------------------------
Atul Varma                     Chief Financial Officer

------------------------------ -------------------------------------------------
------------------------------ -------------------------------------------------
Linda J. Wondrack              Chief Compliance Officer
------------------------------ -------------------------------------------------


No person who is an officer or trustee of the Trust is an officer, employee, or director of Columbia.

Stephen D. Barbaro is the Fund's lead portfolio manager. He has been in the investment industry since 1971. He is a Director of Columbia Management and has been associated with Columbia Management or its predecessors since 1976.

Jeremy Javidi is the Fund's co-manager. He has been in the investment industry since 2000. He is a Vice President of Columbia Management and has been associated with Columbia Management or its predecessors since 2000.

Columbia currently serves as investment adviser for the following funds, each of which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the Fund:

------------------------------------------------- --------------------- -------------------- ------------------------
FUND                                               RATE OF MANAGEMENT     MANAGEMENT FEE       NET ASSETS OF FUND
                                                                         WAIVER OR EXPENSE
                                                          FEE              REIMBURSEMENT      AT SEPTEMBER 30, 2008
------------------------------------------------- --------------------- -------------------- ------------------------
------------------------------------------------- --------------------- -------------------- ------------------------
Columbia Small Cap Value Fund I                        0.78% (1)                No                $932 million
------------------------------------------------- --------------------- -------------------- ------------------------
------------------------------------------------- --------------------- -------------------- ------------------------
Columbia Small Cap Value Fund II                       0.85% (2)              Yes (2)             $1.4 billion
------------------------------------------------- --------------------- -------------------- ------------------------
------------------------------------------------- --------------------- -------------------- ------------------------
ING Columbia Small Cap Value II Portfolio              0.75% (3)              Yes (3)             $447 million
------------------------------------------------- --------------------- -------------------- ------------------------
------------------------------------------------- --------------------- -------------------- ------------------------
LVIP Columbia Value Opportunities Fund                 1.05% (4)              Yes (4)              $28 million
------------------------------------------------- --------------------- -------------------- ------------------------
------------------------------------------------- --------------------- -------------------- ------------------------
Columbia Small Cap Value Fund, Variable Series         0.80% (5)                No                $443 million
------------------------------------------------- --------------------- -------------------- ------------------------
------------------------------------------------- --------------------- -------------------- ------------------------
CMG Small Cap Value Fund                               0.80% (6)              Yes (6)              $25 million
------------------------------------------------- --------------------- -------------------- ------------------------

(1) The Columbia Small Cap Value Fund I (the "Columbia Fund I") pays an investment advisory fee of 0.78%. Columbia has implemented a breakpoint schedule for the Columbia Fund I's investment advisory fees. The breakpoint schedule for the Columbia Fund I is as follows: 0.80% for assets up to $500 million; 0.75% for assets in excess of $500 million and up to and including $1 billion; and 0.70% for assets in excess of $1 billion.

(2) The Columbia Small Cap Value Fund II (the "Columbia Fund II") pays an investment advisory fee of 0.68% and an administration fee of 0.17%. Columbia has implemented a breakpoint schedule for the Columbia Fund II's investment advisory fees. The investment advisory fees charged to the Columbia Fund II will decline as the Columbia Fund II's assets grow and will continue to be based on a percentage of the Fund's average daily net assets. The breakpoint schedule for the Columbia Small Cap Value II is as follows: 0.70% for assets up to $500 million, 0.65% for assets in excess of $500 million and up to $1 billion, and 0.60% for assets in excess of $1 billion. Columbia has contractually agreed to bear a portion of Columbia Small Cap Value Fund II's expenses so that its ordinary operating expenses (excluding any distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses but including custodian charges relating to overdrafts, if any), after giving effect to any balance credits from the fund's custodian, do not exceed 1.30% annually through June 30, 2009. Columbia and/or the Columbia Small Cap Value Fund II's distributor are entitled to recover from Columbia Small Cap Value Fund II any fees waiver and/or expenses reimbursed for a three-year period following the date of such fee waiver and/or reimbursement under this arrangement if such recovery does not cause the Columbia Small Cap Value Fund II's expenses to exceed the expense limitation in effect at the time of recovery.

(3) ING Columbia Small Cap Value II Portfolio (the "ING Fund") pays an investment advisory fee of 0.75%. The fund's investment advisor pays Columbia a subadvisory fee equal to 0.60% of assets up to $500 million, 0.55% of the next $250 million, and 0.50% on any higher amounts. The investment adviser of the ING Fund has contractually agreed to waive a portion of its advisory fee for this fund.

(4) LVIP Columbia Value Opportunities Fund (the "LVIP Fund") pays an investment advisory fee of 1.05% of the first $60 million in assets, 0.75% of the next $90 million, and 0.65% of the excess over $150 million. The LCVIP Fund's investment adviser pays Columbia a subadvisory fee of 0.75% on the first $60 million of the fund's average daily net assets, 0.50% on the next $90 million of the fund's average daily net assets, and 0.40% on the excess of $150 million of the fund's average daily net assets. The investment adviser of the LVIP Fund has contractually agreed to reimburse the LVIP Fund in the event expenses exceed a specified amount.

(5) Columbia has implemented a breakpoint schedule for the investment advisory fees of Columbia Small Cap Value Fund, Variable Series ("Columbia VS Fund"). The breakpoint schedule for Columbia VS Fund is as follows: 0.80% for assets up to $500 million, 0.75% for assets in excess of $500 million and up to $1 billion, and 0.70% for assets in excess of $1 billion.

(6) The management fee for CMG Small Cap Value Fund (the "CMG Fund") is a unified fee that includes all the costs and expenses of the fund (other than extraordinary expenses and the fees and expenses of the fund's independent trustees and their legal counsel and audit fees) including accounting expenses (other than auditing fees), legal fees for the fund, transfer agent and custody fees, and other expenses. Columbia has contractually agreed to waive fees and/or reimburse the CMG Fund for certain expenses so that total annual fund operating expenses (exclusive of brokerage commissions, interest, taxes and extraordinary expenses, but inclusive of custodial charges relating to overdrafts), after giving effect to any balance credits from the fund's custodian, do not exceed 0.70% of the fund's average daily net assets.

INVESTMENT SUBADVISORY AGREEMENT
INFORMATION CONCERNING THE COLUMBIA AGREEMENT

The Columbia Agreement is substantially similar to the subadvisory agreement with Dreyfus, except for a change in the effective date: the Dreyfus subadvisory agreement was effective May 1, 2007, and the Columbia Agreement became effective on September 17, 2008. Columbia began managing the assets of the Fund on September 22, 2008.

The Columbia Agreement requires Columbia to perform essentially the same services as those provided by Dreyfus under the prior subadvisory agreement. Accordingly, the Fund will receive subadvisory services from Columbia that are substantially similar to those it has received under the Dreyfus subadvisory agreement.

The Columbia Agreement provides that, subject to supervision by the Manager and the Board, Columbia is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. Columbia agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The Columbia Agreement states that Columbia will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The Columbia Agreement states that Columbia agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, Columbia will consider all of the factors that it deems relevant, including the price of the security, the financial stability and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, Columbia may also consider other factors that it deems relevant, including the brokerage and research services provided to the Fund and/or other accounts over which Columbia exercises investment discretion. Columbia is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if Columbia determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that Columbia adheres to the investment objectives of the Fund and applicable law, the Columbia Agreement permits Columbia to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by Columbia or with accounts of Columbia's affiliates, if in Columbia's reasonable judgment such aggregation is in the best interest of the Fund. In addition, Columbia's services under the Columbia Agreement are not exclusive, and Columbia is permitted to provide the same or similar services to other clients.

The Columbia Agreement provides that Columbia is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except (1) for willful misfeasance, bad faith, or gross negligence on the part of Columbia or its officers, directors, or employees, or reckless disregard by Columbia of its duties under the Columbia Agreement; and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provisions of the Columbia Agreement are identical to those of the subadvisory agreement with Dreyfus. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or
(2) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940
Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Columbia Agreement may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to Columbia, or by Columbia at any time without penalty, upon 60 days' written notice to the Trust or the Manager or immediately, if in Columbia's reasonable judgment, the Manager becomes unable to discharge its duties under the Columbia Agreement or the Investment Management Agreement. The Columbia Agreement automatically terminates in the event of its assignment to another party. This termination provision is substantially similar to the termination provision of the subadvisory agreement with Dreyfus.

The Columbia Agreement provides that for the services rendered, the facilities furnished, and the expenses assumed by Columbia, the Manager (out of its fees received from the Fund, in accordance with the terms of the Investment Management Agreement) will pay Columbia a fee based on average daily net assets of 0.55% on the first $100 million, 0.50% on the next $100 million, and 0.45% on assets above $200 million. The subadvisory fee is accrued daily and paid to Columbia monthly. The subadvisory agreement with Dreyfus provided for a subadvisory fee of 0.60% of average daily net assets.

ADVISORY AND SUBADVISORY FEES

For the fiscal year ended December 31, 2007, the Manager earned $655,886 under the Investment Management Agreement, of which it waived or assumed other expenses of $36,439 under the Expense Limitation Agreement.

For the fiscal year ended December 31, 2007, Dreyfus received $437,023.54 for subadvisory services to the Fund. If the Columbia Agreement had been in effect during the same period, Columbia would have received $400,604.91 for subadvisory services to the Fund. This amount would have been 91.7% of the amount received by Dreyfus for the same period. The lower subadvisory fee rate payable under the Columbia Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

BOARD CONSIDERATION OF THE COLUMBIA AGREEMENT

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadvisers, in June 2008 the Manager completed a review of Dreyfus' management of the Fund. The Manager's review and evaluation of Dreyfus focused on (1) the performance of the Fund, and (2) the ability of the Fund, as currently managed, to attract and retain investors and to increase its assets. In support of its recommendation, the Manager explained to the Board that the primary reason for recommending a change was the Fund's relatively poor investment performance for the 3 1/4 years ended March 31, 2008.

The Board, including a majority of the independent Board members (the "Independent Trustees"), with the assistance of independent counsel to the Independent Trustees, considered whether to approve the Columbia Agreement in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The Independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the Investment Company Act of 1940 (the "1940 Act"), and are not employees of or affiliated with the Fund, the Manager, Dreyfus, or Columbia. Prior to voting, the Board reviewed the Manager's recommendation that it approve the Columbia Agreement with experienced counsel who are independent of the Manager and received from such counsel a memorandum discussing the legal standards for consideration of the proposed approval of advisory and subadvisory agreements. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the Columbia Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Dreyfus with respect to the Fund and determined that the Columbia Agreement was reasonable and in the best interests of the Fund, and approved Columbia as the Fund's new subadviser. The Board's decision to approve the Columbia Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of the advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) THE NATURE, EXTENT AND QUALITY OF SERVICES PROVIDED BY THE SUBADVISER. In deciding to approve Columbia, the Board considered particularly the experience and track record of Columbia and its investment management personnel who will manage the Fund. The Board also noted Columbia's investment infrastructure as well as its investment process. Specifically, the Board determined that, based upon the Manager's report, the proposed change to Columbia as the subadviser would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that Columbia was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that Columbia could provide were at a level at least equal to the services that could be provided by Dreyfus; that the services contemplated by the Columbia Agreement are substantially similar to those provided under the subadvisory agreement with Dreyfus; that the Columbia Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that Columbia was staffed with qualified personnel and had significant research capabilities; and that the investment performance of Columbia and its personnel in the small cap value area, as discussed in (2) below, was at least satisfactory.

(2) THE INVESTMENT PERFORMANCE OF THE SUBADVISER. The Board received information about the performance of Columbia in managing a fund which is generally comparable to the Fund. The performance information, which covered the 4 years ended March 31, 2008, included (a) absolute total return; (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. Such performance information for the comparable fund managed by Columbia was net of fees. The Board noted, for example, that the comparable Columbia fund ranked in the top 25% of the Lipper Small Cap Value peer group for the 4 years ended March 2008.

(3) THE COSTS OF SERVICES TO BE PROVIDED AND PROFITS TO BE REALIZED BY COLUMBIA FROM ITS RELATIONSHIP WITH THE FUND. The Board compared the fee schedule in the Columbia Agreement to the fee schedule in the then existing subadvisory agreement with Dreyfus. The Board noted that the fee schedule in the Columbia Agreement requires that the Manager pay Columbia subadvisory fees equal to 0.55% on the first $100 million of Fund assets, 0.50% on the next $100 million of Fund assets, and 0.45% on assets over $200 million, compared to the fee of 0.60% on all assets payable to Dreyfus. The Board noted that the fee schedule in the Columbia Agreement was the result of arm's-length negotiations between the Manager and Columbia, and that the fees payable by shareholders of the Fund would not change. Based upon its review, the Board concluded that the fees proposed to be paid to Columbia were reasonable. The Manager also reported that the Fund's total expense ratio (which includes management fees and operating expenses) was slightly higher than the average of comparable funds. The Board noted that the Board of Trustees had received profitability information pertaining to Columbia in connection with the Board of Trustee meetings held in the fall of 2007, in connection with Columbia's management of the AZL Columbia Technology Fund. The Board concluded that there was no evidence that the level of profitability attributable to Columbia from serving as the subadviser of the Columbia Technology Fund was excessive. At the Board meeting of June 11, 2008, the Board noted that there was no historical profitability information available in connection with Columbia's management of the Fund, as such management would not commence until September 2008. The Board expects to consider whether or not to reapprove the Columbia Agreement, with respect to the Fund only, at a meeting to be held prior to December 31, 2009, and expects to receive historical profitability information in connection with Columbia's management of the Fund at such time, if it is available. The Board noted that under the Columbia Agreement, the Manager will retain an additional approximately .05% of average daily net assets from the amount it receives annually under the Investment Management Agreement that previously would have been payable to Dreyfus under the Dreyfus Agreement, at the current level of Fund assets.

(4) and (5) THE EXTENT TO WHICH ECONOMIES OF SCALE WOULD BE REALIZED AS THE FUND GROWS, AND WHETHER FEE LEVELS REFLECT THESE ECONOMIES OF SCALE. The Board noted that the fee schedule in the Columbia Agreement contains breakpoints that reduce the fee rate on assets above specified levels. The Trustees also noted that assets in the Fund as of March 31, 2008, were approximately $49.4 million. The Board considered the possibility that Columbia may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or advisory or subadvisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. It expects to consider whether or not to reapprove the Columbia Agreement, with respect to the Fund only, at a meeting to be held prior to December 31, 2009, and will at that time, or prior thereto, consider; (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the Columbia Agreement was acceptable.

BROKERAGE TRANSACTIONS

During the fiscal year ended December 31, 2007, the Fund paid aggregate brokerage fees of $127,828.25.

AFFILIATED BROKERAGE COMMISSIONS

During the fiscal year ended December 31, 2007, the Fund paid no commissions to an Affiliated Broker. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES

The number of shares of the Fund outstanding at the close of business on September 30, 2008, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At September 30, 2008, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.

In addition to directly owning shares of the Fund, it is possible for Allianz and its separate accounts to own Class 2 shares of the Fund indirectly through ownership of shares of the Allianz FOF Trust, which is permitted to invest in Class 2 shares of the Fund. However, at September 30, 2008, the Allianz FOF Trust owned no Class 2 shares of the Fund. Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Fund on the record date.

To the best knowledge of the Fund, no person other than Allianz owned, of record or beneficially, 5% or more of the outstanding shares of the Fund as September 30, 2008. Information as of that date concerning direct ownership in the Fund by Allianz is provided below:

                                                                        AT SEPTEMBER 30, 2008
                                                  -------------------------------------------------------------------
                                                  ------------- ------------- ------------ ------------- ------------
                                                                   SHARES      PERCENT OF     SHARES      PERCENT OF
                                                                  OWNED BY     OUTSTANDING                OUTSTANDING
                                                                  ALLIANZ     SHARES OWNED   OWNED BY    SHARES OWNED
                                                                    LIFE       BY ALLIANZ    ALLIANZ      BY ALLIANZ
                                                                 INSURANCE        LIFE         LIFE          LIFE
                                                                 COMPANY OF     INSURANCE   INSURANCE      INSURANCE

                                                     SHARES        NORTH       COMPANY OF   COMPANY OF    COMPANY OF
FUND                                     CLASS    OUTSTANDING     AMERICA     NORTH AMERICA  NEW YORK      NEW YORK
 ----------------------------------------------------------------------------------------------------------------------
AZL Columbia Small Cap Value Fund
(prior to 09/22/2008, the AZL Dreyfus
Premier Small Cap Value Fund)
                                         Class 2  6,212,916.615 6,009,099.479      96.72%   203,817.136        3.28%


REPORTS AVAILABLE

THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.














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